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                                  EXHIBIT 10.73

                         SETTLEMENT AND PURCHSE AGREEMENT

    This agreement is entered into between Louisiana Gaming Enterprises, Inc., a Louisiana Corporation, Boomtown, Inc., a Delaware Corporation ("Boomtown"), and Eric Skrmetta ("Skrmetta"), a limited partner, as of this 18th day of November 1996.

RECITALS

    The parties have entered into an Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in commendam (the "Partnership"), on September 16, 1993. The parties have also entered into an Equity Conversion Agreement, a Subscription Agreement, and Power of Attorney as of the same date. A Modification Agreement was executed as of August 10, 1993 to which Eric Skrmetta is a successor in interest to Skrmetta Group, Inc. and Skrmetta Machinery Corporation.

    Disagreements have arisen between the parties with regard to the Amended Partnership Agreement which disagreement has resulted in the filing of a First Restated and Amended Partnership Agreement which disagreement has resulted in the filing of a First Restated and Amended Demand for Arbitration with the American Arbitration Association, Arbitration No. 79-180-00045-96.

    The parties wish to resolve any and all disputes between each other with regard to the Partnership, the Modification Agreement, and the Equity Conversion Agreement.

    NOW, THEREFORE, the parties hereby agree as follows:

    1. In return for the agreement to pay $5,673,000.00, Skrmetta hereby releases Boomtown, Inc., the Partnership, and Louisiana Gaming Enterprises, Inc. from any and all claims, liabilities, causes of action of any kind and nature arising from or relating to the Amended and Restated Partnership Agreement, the Modification Agreement, and the Equity Conversion Agreement, including any and all claims from any third party that was a predecessor in interest to Skrmetta, including the "Approved Designees" as defined in the Modification Agreement.
        This release is effective immediately. Further, Skrmetta hereby sells and assigns to Boomtown, his 7.5% Limited Partnership interest in the Partnership free and clear of any liens, encumbrances, or claims, payment to be upon the terms as set for below. This transfer is subject to all necessary gaming approvals and consent, ("Regulatory Approvals"), and shall take place at a closing to occur within ten (10) days after such Regulatory Approvals. Subject to the Regulatory Approvals, the time of transfer shall be considered effective November 18, 1996.

    2. Boomtown shall make the following payments in consideration of the release and the purchase of the Skrmetta limited partnership interest:

        a.  $500,000.00 to be paid on or before December 5, 1996;
        b.  $5,173,000.00 to be paid not later than August 10, 1997.


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        The amount set forth in subparagraph (b) shall be reduced by a discount which is calculated on a daily basis based upon the prime rate of interest as charged by the Bank of America, San Francisco branch, for the time that the amount, or any portion thereof, is paid in full prior to August 10, 1997.

    3. Skrmetta consents to the restructuring of current debt or assumption of additional debt by the Partnership or Boomtown to the extent his consent might be required and agrees to execute any necessary documents reflecting that consent.

    4. Boomtown, Louisiana Gaming Enterprises, Inc. and the Partnership agree to release Skrmetta from any and all claims, liabilities, or causes of action arising out of any action of Skrmetta related to the Partnership, the Modification Agreement, Equity Conversion Agreement (excluding from any release those matters relating to the Mississippi Agreement, defined in the Modification Agreement). This release shall be effective immediately.

    5. Both parties represent and warrant that they have been represented by lawyers, accountants, and experts of their choosing, and that while there are disagreements existing with regard to the disputes regarding the Partnership, the Modification Agreement, the Equity Conversion Agreement, and the matters set forth in the arbitration, that this Agreement is in settlement of those disputes. Further, neither part has relied upon the other for any representations or warranties on this matter and each consents to and waives any claims of a breach of fiduciary duty arising from these negotiations.

    6. Each party signatory hereto represents and warrants that they have full and complete authority to execute and make the Agreement binding upon their respective entities, predecessors, principals, and their affiliates. Skrmetta represents and warrants that the 7.5% limited partnership interest in his entire interest in the Partnership, and that he has not transferred, or agreed to transfer, any of that interest to any person.

    7. The parties agree to execute each additional documents as are necessary to complete this transaction including, but not limited to, deeds of conveyance, the filing of any and all necessary gaming applications, and any required state partnership filings.

    8. The parties agree that the costs associated with the arbitration in this matter will be split equally between them. Additionally, each party to this Agreement will bear their own attorneys' fees and costs.

    9. The parties agree that upon execution of this Agreement, notification will be sent to the American Arbitration Association that the pending arbitration in this matter shall be canceled and that this matter is being withdrawn from arbitration.

   10.  This Agreement may be executed by facsimile signature.


                                       LOUISIANA GAMING ENTERPRISES, INC.


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BY: /s/ Eric F. Skrmetta               BY:  /s/ Robert F. List
    --------------------                    ------------------
    Eric Skrmetta, individually and as      Robert F. List,
    Limited Partner and on behalf of        Senior Vice President
    Skrmetta Machinery Corporation
    and the Skrmetta Group, Inc.
                                         BOOMTOWN, INC.
BY: /s/ Patrick Patrick, Esq.       BY:  /s/ Robert F. List,
    -------------------------            -------------------
    Attorney for Eric Skrmetta           Senior vice President/Corporate Counsel

BY: /s/ Ed Conway, C.P.A.
    ---------------------
    For Eric Skrmetta